EXHIBIT 3.2

               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the use in this Form S-8 Registration Statement of Imaging3, Inc. of our report dated February 25, 2007, relating to the financial statements of Imaging3, Inc. as of December 31, 2006, which is incorporated by reference into such Form S-8.

KABANI & COMPANY, INC.
Los Angeles, California


/s/ Kabani & Company, Inc.
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Dated: July 11th, 2007